Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Harbrew Imports Ltd.. Corp. (the “Company”) on Form 10-Q for the six months ended June 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), we, Richard J. DeCicco, President, Secretary and Director, and William S. Blacker, Chief Financial Officer and Vice President-Finance and Administration, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 17, 2008

/s/ Richard J. DeCicco
Richard J. DeCicco President, Secretary and Director

/s/ William S. Blacker
William S. Blacker Chief Financial Officer and Vice President-Finance and Administration